As filed with the Securities and Exchange Commission on June 7, 2017

Registration No. 333-172137

Registration No. 333-187287

Registration No. 333-211902

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-172137

FORM S-8 REGISTRATION STATEMENT NO. 333-187287

FORM S-8 REGISTRATION STATEMENT NO. 333-211902

UNDER THE

SECURITIES ACT OF 1933

MTS SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-0908057 (I.R.S. Employer Identification No.)

14000 Technology Drive Eden Prairie, Minnesota (Address of Principal Executive Offices)	55344 (Zip Code)

MTS Systems Corporation 2011 Stock Incentive Plan

MTS Systems Corporation 2017 Stock Incentive Plan

(Full Title of the Plan)

Jeffrey A. Graves
President and Chief Executive Officer
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344
(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service:  (952) 937-4000

Copies to:

W. Morgan Burns

Nicole J. Leimer
Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company (as defined in Rule 12b-2 of the Exchange Act).  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On February 9, 2011, MTS Systems Corporation, a Minnesota corporation (the “Registrant”), filed a registration statement on Form S-8 (No. 333-172137) (the “2011 Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 1,000,000 shares of the Registrant’s common stock, par value $0.25 per share (“Common Stock”), available for issuance under the MTS Systems Corporation 2011 Stock Incentive Plan (the “2011 Plan”).  The Registrant paid a registration fee of $4,432.12 at that time to register the securities.

On March 15, 2013, the Registrant filed a registration statement on Form S-8 (No. 333-187287) (the “2013 Registration Statement”) with the Commission to register an additional 1,300,000 shares of Common Stock available for issuance under the 2011 Plan. The Registrant paid a registration fee of $9,741.96 at that time to register the additional securities.

On June 7, 2016, the Registrant filed a registration statement on Form S-8 (No. 333-211902) (the “2016 Registration Statement” and together with the 2011 Registration Statement and the 2013 Registration Statement, the “Registration Statements”) with the Commission to register an additional 1,500,000 shares of Common Stock available for issuance under the 2011 Plan. The Registrant paid a registration fee of $7,214.15 at that time to register the additional securities.

On June 6, 2017 (the “Approval Date”), shareholders of the Registrant approved the MTS Systems Corporation 2017 Stock Incentive Plan (the “2017 Plan”). Under the terms of the 2017 Plan, effective as of the Approval Date, no new shares of Common Stock may be issued under the 2011 Plan and any shares of Common Stock which may be issued in connection with awards under the 2011 Plan that were outstanding as of the Approval Date and that are terminated, cancelled, surrendered or forfeited after the Approval Date may become eligible for issuance under the 2017 Plan (collectively, to the extent applicable, the “Carryover Shares”).

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Registration Statements, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statements to reflect that, as of the Approval Date, the Carryover Shares registered under the Registration Statements will no longer be issued under the 2011 Plan and may instead be issued under the 2017 Plan and to file as an exhibit hereto a copy of the 2017 Plan. This Post-Effective Amendment No. 1 to the Registration Statements amends and supplements the items listed below. All other items of the Registration Statements are incorporated herein by reference without change.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statements, the Registrant is filing a registration statement on Form S-8 to register 1,500,000 shares of Common Stock authorized for issuance pursuant to the 2017 Plan, which amount excludes the Carryover Shares. No additional shares of Common Stock are being registered by this Post-Effective Amendment No. 1 to the Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Post-Effective Amendment No. 1 to the Registration Statements or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statements pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Post-Effective Amendment No. 1 to the Registration Statements:

(a)                   The Registrant’s Annual Report on Form 10-K for the year ended October 1, 2016, filed with the Commission on April 10, 2017.

(b)                   The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended December 31, 2016 and April 1, 2017, filed with the Commission on April 10, 2017 and May 8, 2017, respectively.

The Registrant’s Current Reports on Form 8-K filed on December 9, 2016, January 5, 2017, January 6, 2017, January 13, 2017, January 17, 2017 (only with respect to Item 8.01), January 24, 2017, February 22, 2017, April 10, 2017 (only with respect to Item 8.01), April 18, 2017 and April 24, 2017.

All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since October 1, 2016 (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules).

(c)                    The description of the Registrant’s capital stock under the heading “Comparison of Rights of Holders of MTS Common Stock and Holders of DSPT Common Stock-Description of MTS Common Stock” contained in the Registrant’s Registration Statement filed on Form S-4 (File No. 333-77277), filed with the Commission on April 28, 1999, including any amendment or report filed to update such description.

All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by the Registration Statements is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in the Registration Statements or be a part thereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment No. 1 to the Registration Statements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment No. 1 to the Registration Statements.

Item 8.         Exhibits.

The following are filed as exhibits to this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8:

No.	Description
4.1	Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 3.a to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.b to the Registrant’s Current Report on Form 8-K filed on November 28, 2011).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-211901) filed on June 7, 2016).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 (No. 333-211902) filed on June 7, 2016).

99.1

MTS Systems Corporation 2011 Stock Incentive Plan, conformed copy including all amendments through February 9, 2016 (incorporated by reference to Annex B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on December 30, 2015).

99.2	MTS Systems Corporation 2017 Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 25, 2017).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, state of Minnesota, on June 7, 2017.

MTS SYSTEMS CORPORATION

By:	/s/ Jeffrey A. Graves
Jeffrey A. Graves
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey A. Graves	President and Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2017
Jeffrey A. Graves

/s/ Brian T. Ross	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2017
Brian T. Ross

*	Director and Non-Executive Chair of the Board	June 7, 2017
David J. Anderson

*	Director	June 7, 2017
David D. Johnson

*	Director	June 7, 2017
Randy J. Martinez

*	Director	June 7, 2017
Michael V. Schrock

*	Director	June 7, 2017
Gail P. Steinel

Director
Maximiliane C. Straub

*	Director	June 7, 2017
Chun Hung (Kenneth) Yu

*By:	/s/ Jeffrey A. Graves	June 7, 2017
Jeffrey A. Graves
Attorney-in-Fact

INDEX TO EXHIBITS

No.	Description
4.1	Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 3.a of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.b of the Registrant’s Current Report on Form 8-K filed on November 28, 2011).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (No. 333-211901) filed on June 7, 2016).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registrant’s Registration Statement on Form S-8 (No. 333-211902) filed on June 7, 2016).

99.1

MTS Systems Corporation 2011 Stock Incentive Plan, conformed copy including all amendments through February 9, 2016 (incorporated by reference to Annex B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on December 30, 2015).

99.2	MTS Systems Corporation 2017 Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 25, 2017).